Exhibit 5.1


                  [LETTERHEAD OF ANTON CAMPION MACDONALD OYLER
                                  APPEARS HERE]


December 20, 2000


Certicom Corp.
5520 Explorer Drive
Mississauga, Ontario
L4W 5L1
Canada

Dear Sirs/Mesdames:

Re:  Registration Statement on Form S-8

We have acted as Yukon Territory counsel for Certicom Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Company"), connection with the registration of 500,000 Common Shares of the Company issuable under the Certicom Corp. 2000 Directors' Incentive Plan, 1,000,000 Common Shares issuable under the Certicom Corp. 2000 United States Stock Plan and 2,000,000 Common Shares issuable under the Certicom Corp. 1997 Stock Option Plan (collectively the "Plans") (the "Common Shares"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about December 21, 2000. We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the Common Shares issuable under the Plans and such other matters as we deemed necessary for purposes of rendering this opinion.

Based upon the foregoing, and in reliance thereon, we are of the opinion, as of the date hereof, that the shares of Common Stock issuable under the Plans, when issued, delivered and paid for in accordance with the Plans and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the Yukon Territory.



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We  hereby  consent  to  the  filing  of  this  opinion  as an  exhibit  to  the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                                     Yours truly,

                                     ANTON CAMPION MACDONALD OYLER

                                     \s\ Gareth C. Howells